Birner Dental Management Services, Inc. Announces Earnings for Year Ended and Fourth Quarter 2011

DENVER, March 30, 2012 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices and Vantage Dental Implant Center, announced results for the year and quarter ended December 31, 2011. For the year ended December 31, 2011, revenue decreased $872,000, or 1.4%, to $63.1 million. The Company's earnings before interest, taxes, depreciation, amortization, non-cash expense associated with stock-based compensation and discontinued operations ("Adjusted EBITDA") decreased $1.6 million, or 24.5%, to $4.9 million. Net income for the year ended December 31, 2011 increased $172,000, or 11.9%, to $1.6 million compared to $1.4 million for the same period of 2010. Earnings per share increased 12.2%, to $0.85 for the year ended December 31, 2011 compared to $0.75 for the year ended December 31, 2010.

The year ended December 31, 2011 was impacted by the remeasurement and subsequent write down of contingent liabilities by $830,000, which was recognized as other income. The year ended December 31, 2010 was impacted by a loss from discontinued operations of $304,000, or $0.16 per share, net of tax benefit.

For the quarter ended December 31, 2011, revenue decreased $1.6 million, or 10.2%, to $14.1 million. The Company's Adjusted EBITDA decreased $306,000, or 27.7%, to $798,000 for the quarter ended December 31, 2011 compared to $1.1 million for the quarter ended December 31, 2010. Net income for the quarter ended December 31, 2011 increased $283,000, or 137.1%, to $490,000 compared to $207,000 for the same period of 2010. Earnings per share increased 139.2%, to $0.26 for the quarter ended December 31, 2011 compared to $0.11 for the quarter ended December 31, 2010. The quarter ended December 31, 2011 was impacted by the remeasurement and subsequent write down of contingent liabilities by $830,000, which was recognized as other income.

During 2011, the Company had capital expenditures of $2.4 million, repurchased 28,426 shares of its Common Stock for approximately $479,000 and paid out approximately $1.6 million in dividends to its shareholders while decreasing total bank debt outstanding by approximately $186,000. On March 26, 2012, the Company's Board of Directors approved up to $1,000,000 of stock repurchases. Common Stock repurchases may be made from time to time as the Company's management deems appropriate.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 109 dentists. The Company operates its dental offices under the PERFECT TEETH® name. The Company also operates one Vantage Dental Implant Center in Denver, Colorado.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2011 on Friday, March 30, 2012 at 9:00 a.m. MDT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-466-4587 and refer to Confirmation Code 2104558 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 30, the rebroadcast number is 1-888-203-1112 with the pass code of 2104558. This rebroadcast will be available through April 13, 2012.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Years Ended
	December 31,				December 31,
	2010		2011		2010		2011

REVENUE:	$ 15,749,451		$ 14,136,136		$ 63,992,633		$ 63,120,607

DIRECT EXPENSES:
Clinical salaries and benefits	8,815,502		7,930,224		36,261,034		35,647,158
Dental supplies	803,338		584,411		2,778,532		2,742,398
Laboratory fees	741,106		674,796		2,817,198		2,863,431
Occupancy	1,327,481		1,330,005		5,235,709		5,390,982
Advertising and marketing	633,581		722,895		1,341,002		2,666,930
Depreciation and amortization	644,158		644,978		2,432,427		2,505,957
General and administrative	1,527,346		1,307,106		5,547,121		5,705,741
	14,492,512		13,194,415		56,413,023		57,522,597

Contribution from dental offices	1,256,939		941,721		7,579,610		5,598,010

CORPORATE EXPENSES:
General and administrative	925,399	(1)	885,776	(1)	4,366,767	(2)	3,544,074	(2)
Depreciation and amortization	15,571		35,639		79,061		122,217

OPERATING INCOME	315,969		20,306		3,133,782		1,931,719

OTHER INCOME (EXPENSE)
Change in fair value of contingent liabilities	-		830,000		-		830,000
Interest (expense), net	(25,627)		(14,742)		(155,170)		(80,920)

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	290,342		835,564		2,978,612		2,680,799
Income tax expense	83,798		345,831		1,230,903		1,065,472

INCOME FROM CONTINUING OPERATIONS	206,544		489,733		1,747,709		1,615,327

DISCONTINUED OPERATIONS (Note 13):
Operating (loss) attributable to assets disposed of	-		-		(250,125)		-
(Loss) recognized on dispositions	-		-		(268,598)		-
Income tax benefit	-		-		214,233		-

LOSS ON DISCONTINUED OPERATIONS	-		-		(304,490)		-

NET INCOME	$ 206,544		$ 489,733		$ 1,443,219		$ 1,615,327

Net income per share of Common Stock - Basic
Continuing Operations	$ 0.11		$ 0.27		$ 0.94		$ 0.87
Discontinued Operations	-		-		(0.16)		-
Net income per share of Common Stock - Basic	$ 0.11		$ 0.27		$ 0.78		$ 0.87

Net income per share of Common Stock - Diluted
Continuing Operations	$ 0.11		$ 0.26		$ 0.91		$ 0.85
Discontinued Operations	-		-		(0.16)		-
Net income per share of Common Stock - Diluted	$ 0.11		$ 0.26		$ 0.75		$ 0.85

Cash dividends per share of Common Stock	$ 0.20		$ 0.22		$ 0.80		$ 0.86

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,849,842		1,845,366		1,857,084		1,853,307

Diluted	1,909,600		1,892,775		1,915,148		1,909,760

(1)

Corporate expense - general and administrative includes $131,034 of stock-based compensation expense pursuant to ASC Topic 718 and ($3,124) related to a long-term incentive program for the quarter ended December 31, 2010 and $96,661 of stock-based compensation expense pursuant to ASC Topic 718 and $0 related to a long-term incentive program for the quarter ended December 31, 2011.

(2)

Corporate expense - general and administrative includes $585,816 of stock-based compensation expense pursuant to ASC Topic 718 and $249,920 related to a long-term incentive program for the year ended December 31, 2010 and $335,076 of stock-based compensation expense pursuant to ASC Topic 718 and $0 related to a long-term incentive program for the year ended December 31, 2011.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
ASSETS	2010	2011

CURRENT ASSETS:
Cash and cash equivalents	$ 406,208	$ 923,878
Accounts receivable, net of allowance for doubtful
accounts of $315,333 and $301,945, respectively	3,429,373	2,855,726
Deferred tax asset	207,530	197,327
Income tax receivable	435,800	-
Prepaid expenses and other assets	598,297	639,116

Total current assets	5,077,208	4,616,047

PROPERTY AND EQUIPMENT, net	5,123,934	5,789,521

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,941,931	11,095,926
Deferred charges and other assets	155,674	165,267
Notes receivable	167,420	155,419

Total assets	$ 22,466,167	$ 21,822,180

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,163,082	$ 2,111,155
Accrued expenses	2,410,689	1,973,593
Accrued payroll and related expenses	1,945,020	1,731,273
Income taxes payable	18,484	115,038
Current maturities of long-term debt	690,000	-
Liabilities related to discontinued operations	50,207	-

Total current liabilities	7,277,482	5,931,059

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,265,436	2,309,279
Long-term debt, net of current maturities	3,747,017	4,251,068
Other long-term obligations	2,254,539	1,504,684

Total liabilities	14,544,474	13,996,090

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,850,716 and 1,837,519 shares issued and outstanding, respectively	493,638	368,186
Retained earnings	7,433,205	7,457,904
Accumulated other comprehensive loss	(5,150)	-

Total shareholders' equity	7,921,693	7,826,090

Total liabilities and shareholders' equity	$ 22,466,167	$ 21,822,180

** Derived from the Company’s audited consolidated balance sheet at December 31, 2011.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding discontinued operations before income tax expense, depreciation and amortization expense - Offices, depreciation and amortization expense - Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income and subtracting change in fair value of contingent liabilities as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2010	2011	2010	2011
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$206,544	$489,733	$1,443,219	$1,615,327
Add back:
Discontinued operations
(before income tax expense)	-	-	518,723	-
Depreciation and amortization - Offices	644,158	644,978	2,432,427	2,505,957
Depreciation and amortization - Corporate	15,571	35,639	79,061	122,217
Stock-based compensation expense	127,910	96,661	835,736	335,076
Interest expense, net	25,627	14,742	155,170	80,920
Income tax expense	83,798	345,831	1,016,670	1,065,472
Less:
Change in fair value of contingent liabilities	-	(830,000)	-	(830,000)

Adjusted EBITDA	$1,103,608	$797,584	$6,481,006	$4,894,969